EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Standex International Corporation on Form S-8 of our reports dated August 17, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 1999.


/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts

July 14, 2000